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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   February 11, 1997



                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                     0-17521              86-0619668
(State or other jurisdiction        (Commission           (IRS Employer
of incorporation)                   File Number)        Identification No.)



5227 North 7th Street  Phoenix, Arizona                85014
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code   (602) 266-6700
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ITEM 5.  OTHER EVENTS

            Zila, Inc. ("Zila") and Bio-Dental Technologies Corporation ("Bio-Dental") have consummated a merger whereby Bio-Dental became a wholly-owned subsidiary of Zila (the "Merger"). Each outstanding share of Bio-Dental stock was converted into a fraction of a share of Zila common stock, and the shareholders of Bio-Dental became shareholders of Zila.

            Under the terms of the Merger, options granted under the Bio-Dental Stock Option Plan (the "Stock Plan"), whether vested or unvested, at the time of the Merger, were assumed by Zila in accordance with the Stock Plan. All rights with respect to Bio-Dental common stock under outstanding Bio-Dental options were converted into rights with respect to Zila common stock. After the effective date of the Merger, each Bio-Dental option assumed by Zila may be exercised solely for shares of Zila common stock, the number and price as determined pursuant to formulae set forth in the merger agreement between Zila and Bio- Dental. A copy of the Stock Plan is attached hereto as an exhibit.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                    Exhibit No.                         Description

                    4                                   Bio-Dental Technologies
                                                        Corporation Stock Option
                                                        Plan


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        ZILA, INC.




Date: February 11, 1997                  By /s/ Joseph Hines
                                            ------------------------
                                               Joseph Hines
                                               President


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